UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on April 18, 2006, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, 29360.

The following Notice of the Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting of Shareholders. Directors and executive officers of Palmetto Bancshares, Inc., as well as representatives of Elliott Davis, LLC, the Company’s independent registered public accounting firm, will be present to respond to any relevant questions shareholders may have. The Elliott Davis, LLC representatives will have the opportunity to make a statement if they desire to do so.

To ensure proper representation of your shares at the Annual Meeting of Shareholders, please sign, date, and return the enclosed Proxy Card as soon as possible, even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend.

Sincerely,

L. LEON PATTERSON

Chairman and

Chief Executive Officer

PALMETTO BANCSHARES, INC.

301 HILLCREST DRIVE

POST OFFICE BOX 49

LAURENS, SOUTH CAROLINA 29360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 18, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. will be held on April 18, 2006, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, 29360 for the following purposes:

1.	To elect three directors of Palmetto Bancshares, Inc.; and

2.	To consider and act upon other matters as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The Board of Directors of Palmetto Bancshares, Inc. is not aware of any other business to come before the Annual Meeting of Shareholders.

Any action may be taken on the foregoing proposal at the Annual Meeting of Shareholders on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting of Shareholders may be adjourned. Shareholders of record at the close of business on March 6, 2006 are entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete and sign the enclosed Proxy Card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote in person at the Annual Meeting of Shareholders.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

Laurens, South Carolina

March 16, 2006

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.

PROXY STATEMENT

of

PALMETTO BANCSHARES, INC.

301 HILLCREST DRIVE

POST OFFICE BOX 49

LAURENS, SOUTH CAROLINA 29360

ANNUAL MEETING OF SHAREHOLDERS

APRIL 18, 2006

This Notice of Annual Meeting of Shareholders (the “Meeting”), Proxy Statement and Proxy Card (collectively the “Proxy Materials”) are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of Palmetto Bancshares, Inc. (the “Company”). Palmetto Bancshares, Inc. is the holding company for The Palmetto Bank (the “Bank”). This solicitation is being made in connection with the Annual Meeting of Shareholders to be held at 3:00 p.m. on April 18, 2006 at 301 Hillcrest Drive, Laurens, South Carolina, 29360. The enclosed Proxy Materials are being mailed on or about March 16, 2006.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote

Shareholders of record as of the close of business on March 6, 2006 (the “Voting Record Date”) are entitled to one vote for each share of $5.00 par value common stock of the Company then held. As of the close of business on the Voting Record Date, the Company had 6,344,785 shares of Common Stock outstanding and entitled to vote.

Quorum

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Proxies and Proxy Revocation Procedures

The Company’s Board solicits proxies so that each shareholder has the opportunity to vote on each proposal being considered at the Meeting. When proxies are returned signed and dated, the common stock represented thereby will be voted in accordance with the instructions on the Proxy Card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board FOR the election of each director nominee set forth within this Proxy Statement.

Shareholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed Proxy Card is executed and returned, it may be revoked at any time as long as it has not been exercised. A shareholder may revoke the enclosed Proxy Card by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later dated and signed Proxy Card prior to a vote being taken on the proposal at the Meeting. Attendance at the Meeting will not automatically revoke a Proxy Card, but a shareholder in attendance may request to vote in person, thereby revoking a prior delivered proxy.

Vote Required

Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee for election as director. However, shareholders are not permitted to cumulate their votes for the election of directors. Votes that are withheld and broker non-votes will have no impact on the outcome of the election because directors are elected by a plurality of the votes cast.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups beneficially owning in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon these reports, the following table sets forth, as of January 1, 2006, certain information as to those persons who were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. As of January 1, 2006, management knows of no persons, other than L. Leon Patterson, who beneficially owned more than five percent of the outstanding shares of the Company’s common stock. The Company inquires of directors and Named Executive Officers, as defined below, regarding their knowledge of beneficial owners who may own more than five percent of the Company’s common stock. In addition, the Company’s Secretary reviews share ownership records to determine any additional owners that may own greater than five percent of the Company’s common stock. The information summarized in the following table is exclusively based on these inquiries and the reports described above.

The following table also sets forth, as of January 1, 2006, information as to the shares of the Company’s $5 par value common stock beneficially owned by (a) each current director of the Company and each of nominees for director, (b) the Chief Executive Officer and the four highest paid executive officers who received salary and bonus in excess of $100,000 during the fiscal year ended December 31, 2005 (“Named Executive Officers”) and (c) all executive officers and directors of the Company as a group.

	Common Stock Beneficially Owned (1) (#)		Common Stock Subject to a Right to Acquire (2) (#)	Percent of Common Stock (3) (%)
Directors
Employee Directors
L. Leon Patterson	551,236	(5)	13,700	8.7
301 Hillcrest Drive
Laurens, South Carolina 29360
Paul W. Stringer	75,858	(6)	10,000	1.3
Nonemployee Directors
W. Fred Davis, Jr.	44,740	(7)	—	(4)
David P. George, Jr.	13,511		—	(4)
Michael D. Glenn	9,730	(8)	5,000	(4)
John T. Gramling, II	15,000	(9)	4,000	(4)
John D. Hopkins, Jr.	40,200	(10)	1,000	(4)
Sam B. Phillips, Jr.	27,488		5,000	(4)
Ann B. Smith	5,200	(11)	1,000	(4)
E. Keith Snead, III	13,695	(12)	5,000	(4)
J. David Wasson, Jr.	7,800	(13)	5,000	(4)
Named Executive Officers
Ralph M. Burns, III	47,182	(14)	8,600	(4)
George A. Douglas, Jr.	18,000	(15)	9,600	(4)
Teresa W. Knight	30,230	(16)	14,400	(4)
Directors and Named Executive Officers as a group (15 people)	899,870		82,300	15.1

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and / or investment power with respect to such shares. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and / or investment power.

(2)	Includes options awarded under the Company’s 1997 Stock Compensation Plan that are exercisable within 60 days of the close of business on the Voting Record Date.

(3)	The percentages of beneficial ownership have been calculated based on 6,331,335 outstanding shares of the Company’s common stock (outstanding as of January 1, 2006). In addition, under Rule 13d-3 of the Exchange Act of 1934, the percentages have been computed on the assumption that shares of the Company’s common stock that can be acquired within 60 days of the close of business on the Voting Record Date upon the exercise of options by a given person are outstanding.

(4)	Beneficial ownership does not exceed one percent of the class so owned as computed noted at (3) above.

(5)	L. Leon Patterson is deemed to have beneficial ownership of 551,236 shares of the Company’s common stock as of January 1, 2006. Of these shares of common stock beneficially owned, 31,490 shares are directly owned in his 401(k) account, Mr. Patterson’s wife indirectly owns 54,514 shares, and Mr. Patterson’s wife and her mother indirectly own 15,887 shares. Mr. Patterson is also a Named Executive Officer of the Company.

(6)	The number of shares of common stock beneficially owned by Mr. Stringer includes 25,858 shares directly owned in his 401(k) account. Mr. Stringer is also a Named Executive Officer of the Company.

(7)	The number of shares of common stock beneficially owned by Mr. Davis includes 19,429 shares directly owned with his wife, 13,809 shares directly owned but managed by Delaware Charter and Trust, and 2,794 shares indirectly owned by his wife.

(8)	The number of shares of common stock beneficially owned by Mr. Glenn includes 7,500 shares directly owned but managed by Delaware Charter and Trust.

(9)	The number of shares of common stock beneficially owned by Mr. Gramling includes 9,000 shares directly owned but managed by Delaware Charter and Trust.

(10)	The number of shares of common stock beneficially owned by Mr. Hopkins includes 37,974 shares directly owned but managed by Delaware Charter and Trust and 100 shares held in custodian for each his son and daughter.

(11)	The number of shares of common stock beneficially owned by Ms. Smith includes 500 shares indirectly owned within trust accounts for her two sons, as to which she acts as custodian.

(12)	The number of shares of common stock beneficially owned by Mr. Snead includes 3,534 total shares indirectly owned within separate trust accounts for his two sons and one daughter, as to which he acts as custodian. Also included are 1,410 shares indirectly owned by Mr. Snead’s wife.

(13)	The number of shares of common stock beneficially owned by Mr. Wasson includes 2,400 shares directly owned with his wife.

(14)	The number of shares of common stock beneficially owned by Mr. Burns includes 16,342 shares directly owned in his 401(k) account.

(15)	The number of shares of common stock beneficially owned by Mr. Douglas includes 264 shares directly owned with his wife and 1,736 shares directly owned through an IRA account.

(16)	The number of shares of common stock beneficially owned by Ms. Knight includes 8,910 shares directly owned in her 401(k) account and 2,120 shares directly owned with her husband.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is currently comprised of eleven members divided into three classes, who serve staggered three-year terms. At each Meeting, the Company’s shareholders elect the members of one of the three classes for a three-year term. During the first quarter of 2005, William S. Moore, II, a member of the Board of Directors, passed away following a short illness. The term of Mr. Moore’s directorship would have expired at this Meeting. Although a nominee has not been identified to fill this vacancy, the Corporate Governance and Nominating Committee is currently considering potential candidates for recommendation to the Board of Directors. The Board of Directors selects nominees for election as directors based on the recommendations of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee has not yet identified or recommended a director nominee for election at this Meeting to fill the vacancy created when Mr. Moore passed away. At this Meeting, L. Leon Patterson, Sam B. Phillips, Jr., and J. David Wasson, Jr. have been nominated for election to the Board for three-year terms or until their respective successors have been duly elected and qualified. Proxies may not be voted for a greater number of persons that the three names nominees. All nominees are currently serving as members of the Board and each has consented to being named in this Proxy Statement and to serving as a director on the Board if elected.

It is intended that the proxies solicited by the Board will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute recommended by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

The following tables sets forth certain information regarding the nominees for election at the Meeting as well as information regarding those directors continuing in office after the Meeting. With the exception of the business experience of management members of the Board of Directors, none of the organizations listed with regard to business experience are a parent to, a subsidiary of, or otherwise an affiliate of Palmetto Bancshares, Inc.

Nominees for Director for Election at the 2006 Annual Meeting of Shareholders

L. Leon Patterson
Age (1)	64	Mr. Patterson has served as Chairman of the Board of Directors and Chief Executive Officer of Palmetto Bancshares, Inc. since April 1990. From June 1982 to April 1994, he served as President of Palmetto Bancshares, Inc.
Director Since (2)	1971
Term Expiring	2009

		Mr. Patterson served as Chairman of the Board and Chief Executive Officer of The Palmetto Bank from March 1986 to January 2004. Mr. Patterson also served as Chairman of the Board and President of The Palmetto Bank from January 1978 to February 1986, and he served as President of The Palmetto Bank in 1977.

Sam B. Phillips, Jr.
Age (1)	64	Mr. Phillips has been Chief Executive Officer and Owner of S.B. Phillips Company, Inc., an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency in Greenville, South Carolina, since 1968. He has served as Chairman for S.B. Phillips Company, Inc. since 1999. Mr. Phillips serves as sole shareholder of Fairway Group of SC, LLC and Eagle Zone, LLC, as Partner and Board member of Sub Air Systems, LLC, as General Partner of Azalea Fund II, LLC, and as Limited Partner of Azalea Fund I, LLC. Mr. Phillips is President and Owner of Phillips Properties, Inc., a real estate holding company. Additionally, Mr. Phillips is one-third owner of Reedy River Investors, LLC, one-fifth owner of Butler Road Investments, LLC, one-third owner of WSM Holdings, LLC, and owner of Cobblestone Group, LLC, all of which are real estate investment corporations. Since 2005, Mr. Phillips has been a Partner in Four Equestrian Partners, LLC, a land development company. Additionally, in early 2006, Mr. Phillips became a partner of a partnership owning a controlling interest in Innovative Adhesives, Inc., a company specializing in the research and production of such products. Mr. Phillips serves as Chairman of the Board for Power Equipment Maintenance, Inc., as a Board member for Meridian Resources, Inc., and serves on the Board of Directors of St. Francis Hospital Foundation, the Boy Scouts of America, and the Meyer Center for special children. Additionally, Mr. Phillips is Co-Chairman of a Salvation Army capital campaign.
Director Since (2)	2000
Term Expiring	2009

J. David Wasson, Jr.
Age (1)	60	Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate South Carolina, since 1975.
Director Since (2)	1979
Term Expiring	2009

(1)	At December 31, 2005

(2)	Does not include prior services, if any, on the Company’s banking subsidiary community Boards

Continuing Directors Whose Terms End at the 2007 Annual Meeting of Shareholders

Michael D.Glenn
Age (1)	65	Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1992. From 1983 to 1992 he was a sole practitioner in Anderson, South Carolina.
Director Since (2)	1994
Term Expiring	2007

Ann B. Smith
Age (1)	44	Ms. Smith has been the Director of Annual Giving for Clemson University since 1986.
Director Since (2)	1997
Term Expiring	2007

W. Fred Davis, Jr.
Age (1)	62	Mr. Davis was owner and President of Palmetto Spinning Corporation, where he was employed from 1969 to 1995. Mr. Davis retired in 1995.
Director Since (2)	1978
Term Expiring	2007

David P. George, Jr.
Age (1)	64	Mr. George retired as General Manager of George Motor Company, an automobile dealership in Laurens, South Carolina, in 1997. He had served in this capacity since 1964.
Director Since (2)	1973
Term Expiring	2007

(1)	At December 31, 2005

(2)	Does not include prior services, if any, on the Company’s banking subsidiary community Boards

Continuing Directors Whose Terms End at the 2008 Annual Meeting of Shareholders

John T. Gramling, II
Age (1)	64	Mr. Gramling has served as Vice President and Secretary of Gramling Brothers, Inc., a diversified orchard business, since 1965, and has been the President of Gramling Brothers, Inc. Real Estate, a real estate sales and development company in Gramling, South Carolina, since 1970.
Director Since (2)	1984
Term Expiring	2008

John D. Hopkins, Jr.
Age (1)	54	Mr. Hopkins has served as President and Owner of The Fieldstone Group, a diversified investment and development collection of real estate, farm, land, and timber holdings, since 2000. Prior to this, Mr. Hopkins was employed with Owens Corning for 26 years.
Director Since (2)	2004
Term Expiring	2008

Paul W. Stringer
Age (1)	62	Mr. Stringer has served as President and Chief Operating Officer of Palmetto Bancshares, Inc. since April 1994. From April 1990 to April 1994, he served as Executive Vice President of Palmetto Bancshares, Inc. From June 1982 to April 1990, Mr. Stringer served as Vice President of Palmetto Bancshares, Inc.
Director Since (2)	1986
Term Expiring	2008

		Mr. Stringer has been Chairman of the Board of Directors and Chief Executive Officer of The Palmetto Bank since January 2004. He served as President and Chief Operating Officer of The Palmetto Bank from March 1986 to December 2003. Mr. Stringer served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978.

		Mr. Stringer currently serves as a Director of the South Carolina Board of Financial Institutions.

Edward K. Snead, III
Age (1)	46	Mr. Snead has been the owner and President of Snead Builders Supply Company, Inc., a Greenwood, South Carolina based family owned and operated building supply store, since 1981.
Director Since (2)	1997
Term Expiring	2008

(1)	At December 31, 2005

(2)	Does not include prior services, if any, on the Company’s banking subsidiary community Boards

Determinations with Respect to Independence of Directors

The Company’s Corporate Governance Best Practices mandate that a majority of Palmetto Bancshares, Inc.’s directors meet the criteria for independence under the New York Stock Exchange listing standards. The Company makes an annual determination regarding the independence of each of Palmetto Bancshares, Inc.’s Directors using these criteria. The Board has determined that all members are independent, except for L. Leon Patterson and Paul W. Stringer, who are employees of the Company. Mr. Moore was independent under New York Stock Exchange listing standards prior to his death in March 2005.

MEETINGS OF THE BOARD OF DIRECTORS

Board Member Attendance at Board, Committee, and Annual Meeting of Shareholders

The Board of Directors conducts its business through Board meetings and through its committees. During the year ended December 31, 2005, the Board held 12 meetings. No Director of Palmetto Bancshares, Inc. attended less than 75 percent of the total meetings of the Board and standing committee meetings on which such Board member served during the year ended December 31, 2005.

Although the Company encourages attendance, Palmetto Bancshares, Inc. has not established a formal policy regarding Director attendance at its Annual Meetings of Shareholders. Palmetto Bancshares, Inc.’s Chairman presides at the Annual Meeting of Shareholders. All members of the Board at the time of the Company’s 2005 Annual Meeting of Shareholders attended that meeting.

DIRECTOR COMPENSATION

During the year ended December 31, 2005, both management and nonmanagement members of the Company’s Board received monthly fees of $1,250 and an annual retainer of $7,500 for services provided to the Company as directors. Directors of Palmetto Bancshares, Inc. also serve on the Board of Directors of The Palmetto Bank. Directors receive no additional compensation related to their service on The Palmetto Bank Board. If a director misses more than one Board meeting and the Company does not excuse such absences, the director forfeits his / her monthly fee. In 2005, there were no unexcused absences that resulted in this forfeiture of monthly compensation.

Directors who serve on the Company’s banking subsidiary community Boards of Directors were paid $100 on a monthly basis during 2005. All Director compensation is paid in cash. Directors of Palmetto Bancshares, Inc. who also serve on the Company’s banking Board of Directors do not receive any additional compensation related to their service on such Boards.

Nonmanagement directors of the Company are eligible to participate in the 1997 Stock Compensation Plan (the “Plan”). During the year ended December 31, 2005, all of the Company’s nine nonmanagement directors participated in the Plan. Mr. Moore also participated in the Plan prior to his death. Options granted under this Plan have an exercise price equal to the common stock’s fair market value on the date of grant and vest over a five year period on the last day of each year beginning with the year of grant. Nonmanagement directors exercised options to purchase 2,000 shares during the year ended December 31, 2005. At December 31, 2005, 30,000 options held by nonmanagement directors were outstanding of which 26,000 were fully vested.

COMMITTEES OF THE BOARD OF DIRECTORS

The following table summarizes the current membership of the standing committees of Palmetto Bancshares, Inc.’s Board of Directors.

Director	Audit	Compensation	Corporate Governance and Nominating
W. Fred Davis, Jr.	X
David P. George, Jr.
Michael D. Glenn			X
John T. Gramling, II
John D. Hopkins, Jr.
L. Leon Patterson			X
Sam B. Phillips, Jr.		X	X
Ann B. Smith	X		X
E. Keith Snead, III
Paul W. Stringer			X
J. David Wasson, Jr.	X	X

Audit Committee. The Audit Committee of the Board, composed of W. Fred Davis, Jr. (chairman) Ann B. Smith, and J. David Wasson, Jr., monitors the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory, and legal compliance; appoints, compensates, and oversees the work of the external auditors employed for the purpose of preparing an audit report or related work; provides an avenue of communication among the independent registered public accounting firm, management, employees, the internal auditing department, and the Board; and reviews the independent audit plan and results of the auditing engagement. The Audit Committee met three times during the year ended December 31, 2005. See Audit Committee Matters for further information regarding the Board’s Audit Committee.

Compensation Committee. The Compensation Committee of the Board, currently composed of Sam B. Phillips, Jr. and J. David Wasson, Jr., reviews the Company’s compensation policies and benefit plans and makes recommendations regarding senior management’s compensation. The Compensation Committee met two times during 2005. See Compensation Committee Matters for further information regarding the Board’s Compensation Committee.

Corporate Governance and Nominating Committee. The Board created a Corporate Governance and Nominating Committee at its January 2004 Board meeting to assist the Board in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices. Prior to this time, the entire Board performed the functions typically performed by a Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently comprised of Michael D. Glenn (chairman), L. Leon Patterson, Sam B. Phillips, Jr., Ann B. Smith, and Paul W Stringer. The Corporate Governance and Nominating Committee met two times during 2005. See Corporate Governance and Nominating Committee Matters for further information regarding the Board’s Corporate Governance and Nominating Committee.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Company’s Board is composed of three independent directors and operates under a written charter adopted by the Board on January 16, 2001, as amended, a copy of which is not available on the Company’s website but was attached as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders Held April 20, 2004.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor (i) the integrity of the Company’s financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) the compliance by the Company with legal and regulatory requirements; (iii) the independence and performance of the Company’s internal auditors and external independent registered public accounting firm; (iv) significant reports regarding the Company prepared by the internal auditors; and (v) employee and shareholder complaints regarding accounting, audit, or internal control issues. A full listing of the Audit Committee’s responsibilities is included in the Audit Committee’s charter. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation.

In fulfilling its responsibilities, the Audit Committee held discussions with management and the independent registered public accounting firm regarding the financial statements for the year ended December 31, 2005. Management represented to the Audit Committee that the Company’s Consolidated

Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statements of Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications.”

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth in Auditing and Related Fees below is compatible with maintaining the independence of the independent registered public accounting firm and determined that no independence issues arose as a result of such services. Services to be provided by Elliott Davis, LLC to the Company are preapproved by the Audit Committee or its designee as set forth in Auditing and Related Fees below to ensure that such services do not impair the registered audit firm’s independence with regard to the Company.

The Audit Committee selects, subject to Board approval, the Company’s independent registered public accounting firm. After reviewing the independence and performance of Elliott Davis, LLC during the 2005 year-end audit and discussing significant audit-related issues with representatives of Elliott Davis, LLC, the Audit Committee recommended to the Board, and the Board approved, the reappointment of Elliott Davis, LLC as Palmetto Bancshares, Inc.’s independent registered public accounting firm for 2006.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and its review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the Company’s audited Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

The Audit Committee of the Board submits this Audit Committee Report.

W. Fred Davis, Jr., Chairman

Ann B. Smith

J. David Wasson, Jr.

Audit Committee Independence

Each member of the Audit Committee is independent as defined under the New York Stock Exchange listing standards. Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

Auditing and Related Fees

The following table summarizes fees for professional audit services and other services rendered by Elliott Davis, LLC with regard to the years ended December 31, 2005 and 2004.

	2005	2004
Audit Fees (1)	$135,950	140,115
Audit Related Fees (2)	18,000	18,940

Audit Fees and Audit Related Fees	153,950	159,055
Tax Fees (3)	16,080	9,500
All Other Fees (4)	—	27,562

Total Fees	$170,030	196,117

(1)	Audit fees consisted of the following

	2005	2004
Audit of consolidated financial statements and quarterly reviews	$76,100	70,900
Audit of internal control over financial reporting	59,850	69,215

Total audit fees	$135,950	140,115

(2)	Audit related fees consisted of fees for audits of the Company’s employee benefit plans as well as payments made with regard to miscellaneous audit related research.

(3)	Tax fees consisted of fees for tax consultation and compliance services for the Company in conjunction with the preparation of the Company’s tax returns as well as the Internal Revenue Service’s audit performed during 2005 with respect to the 2003 tax year. This does not include fees related to the preparation of employee tax returns.

(4)	All other fees paid for professional services rendered related to registered independent public accounting firm’s assistance with regard to the new requirements for management and the Company’s registered independent public accounting firm’s to report on the effectiveness of internal control over financial reporting.

It is the policy of the Audit Committee to preapprove all auditing services and nonauditing services provided to the Company by its independent registered public accounting firm, Elliott Davis, LLC, including fees and terms. Preapproval may be granted by the full Audit Committee or through its approved designee acting on the Audit Committee’s behalf. With regard to the approval of nonauditing services, the Audit Committee considers, when applicable, various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. The Audit Committee, either in its entirety or through its designee, preapproved all of the engagements for the audit of the Company, audit related engagements, and tax engagements of Elliott Davis, LLC related to the year ended December 31, 2005. Additionally, during the year, there were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC.

Audit Committee Financial Expert

Although the Board has determined that the Audit Committee of Palmetto Bancshares, Inc. does not have an “Audit Committee financial expert,” nor does the Board believe that current Board membership includes an individual that could be considered an “Audit Committee financial expert,” as that term is defined by applicable Securities and Exchange Commission rules, the Board believes that the current members of the Audit Committee are fully capable of satisfying their Audit Committee responsibilities based on their experience and background. Audit Committee members have gained many of the attributes used by the Securities and Exchange Commission to define an “Audit Committee financial expert” through past or current service as noted in each member’s business experience included herein. Specifically the Company’s Audit Committee members are able to read and understand fundamental financial statements, have a clear understanding of generally accepted accounting principles, have an understanding of internal controls and procedures for financial reporting, and understand their responsibilities as Audit Committee members. In addition, for these and other responsibilities, the Audit Committee is authorized to use consultants to provide financial accounting expertise in any instance where members of the Audit Committee believe such assistance would be useful.

Whistleblower Policy

The Audit Committee of the Company has adopted a Whistleblower Policy with regard to the procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters. A copy of this policy may be obtained by send an email request to directorcommunications@palmettobank.com or by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Audit Committee. Additionally, the Audit Committee may be contacted in the same manner regarding such concerns.

COMPENSATION COMMITTEE MATTERS

Compensation Committee Report

The Compensation Committee of the Company’s Board is composed of two independent directors. The Compensation Committee is responsible for establishing and monitoring compensation and benefit plan policies of the Company and makes recommendations regarding compensation and benefits for the Company and its subsidiary’s employees.

Management of the Company evaluates the performance of employees of the Company and its subsidiary. Resulting salary increases are recommended to the Compensation Committee based on these evaluations, and the Compensation Committee reviews the evaluations and recommends to the Board the salaries for the coming year. The Compensation Committee’s considerations include, but are not necessarily limited to, management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, extraordinary accomplishments, economic conditions, external events that impact the operations of the Company and its subsidiary, the competitiveness of the employee’s total compensation, and the Company’s ability to pay an appropriate and competitive salary. The Compensation Committee believes that the Company’s compensation policies promote the attraction and retention of highly qualified employees and motivate these employees to achieve financial and other goals that result in the success of the Company and its subsidiary and the enhancement of long-term shareholder value. Salaries are intended to reflect individual performance and responsibility and to represent compensation believed by the Compensation Committee to be appropriate for the Company and its subsidiary’s employees including senior management. Factors contributing to senior management salary increases may also include considerations including, but not limited to, position of salary to the competitive market median salary and any added responsibilities since the last salary increase.

The Compensation Committee also believes that compensation arrangements should be structured so as to provide competitive levels of compensation that integrate pay with the Company’s performance goals. The Company has in place a Senior Management Incentive Plan (the “Bonus Plan”), which establishes a point system for determining incentive cash awards based on the extent to which the Company meets certain performance goals adopted by the Compensation Committee. Standards of measurement related to the Bonus Plan are developed annually. The Bonus Plan provides that the members of senior management, designated each year by the Compensation Committee and including the Named Executive Officers as defined herein, will receive up to 50% of their base salary in incentive cash compensation if 100% of the performance goals are met and exceeded by specified amounts. With regard to fiscal 2005, the Compensation Committee adopted seven performance goals, including goals based on return on assets, return on equity, net interest margin, net overhead ratio, net charge-off ratio, deposit growth and loan growth. Company performance is an integral part in determining the compensation of senior management. As such, in 2005, senior management earned bonuses equal to 43% of their base salary at December 31, 2005 pursuant to the Bonus Plan. Any such incentive awards are supplements to annual compensation.

The Company also has in place an Officer Incentive Compensation Plan (the “Officer Inventive Plan”) that also establishes a point system for determining incentive cash awards based on the extent to which the Company and its employees meet standards of measurement developed annually and adopted by the Compensation Committee. Measurement objectives are set for both individual and Company performance. Measures of Company performance may include, though not entirely, performance goals included in the Bonus Plan. Standards of measurement related to the Officer Inventive Plan are developed annually. The purpose of the plan is to share the rewards of excellent performance with those officers who provide knowledge and direction to the

Company and its subsidiary and work to accomplish results that are above expectations. The Officer Incentive Plan provides that officers of the Company and its subsidiary will receive up to 25% of their base salary in incentive cash compensation if 100% of the performance goals are met and exceeded by specified amounts. Any such incentive awards are supplements to annual compensation.

During January 2006, payments totaling $1.6 million were paid pursuant to both the Bonus Plan and the Officer Incentive Plan for performance relative to the year ended December 31, 2005.

In addition to the components of employee compensation noted above, the Company’s compensation plan also includes contributions to the Company’s defined benefit pension plan for eligible employees, matching contributions to the 401(k) Plan for eligible and participating employees, long-term disability benefits, a flexible benefit plan, as well as medical, dental, and vision benefits in which Company’s employees participate. Additionally, stock options are awarded periodically based on performance, length of service, and salary grades in accordance with the 1997 Stock Compensation Plan. The Compensation Committee believes that awards of stock options provide increased motivation to work for the success of the Company. All options granted to executives and employees are exercisable at the fair market value of the Company’s common stock on the date of grant. The foregoing benefits and compensation are not directly or indirectly tied to Company performance.

Compensation Committee Independence

Each member of the Compensation Committee is independent as defined under the New York Stock Exchange listing standards. Compensation Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Compensation Committee members are current officers or employees of the Company or its affiliates.

Chief Executive Officer (“CEO”) Compensation

L. Leon Patterson’s compensation for the year ended December 31, 2005 is summarized in the Summary Compensation Table herein. The base salary segment is recommended by the Compensation Committee based on its evaluation of the performance of the CEO. Factors considered by the Compensation Committee in recommending the CEO’s 2005 base salary included the financial performance of the Company and the advancement of its strategic goals. During 2005, the CEO’s base salary increased to $358,280 from $338,000. The annual incentive portion of the CEO’s compensation is based on the Bonus Plan and is calculated in the same manner as described above. Based on this calculation, Mr. Patterson’s cash bonus totaled 43% of his base salary, or $154,060, for 2005. Mr. Patterson also received personal benefits, including annual fees received related to his service as a director of the Company, for which the total value did not exceed the lesser of $50,000 or 10% of his annual salary and bonus for 2005. In addition to benefits received during 2005 available to all full-time employees, Mr. Patterson also received long-term compensation, as reflected in the Summary Compensation Table, related to premiums paid by the Company on behalf of Mr. Patterson with respect to insurance not generally available to all employees and an automobile to drive supplied by the Company.

The Compensation Committee of the Board submits this Compensation Committee Report.

Sam B. Phillips, Jr.

J. David Wasson, Jr., Chairman

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or its subsidiary during the year ended December 31, 2005, was formerly an officer or employee of the Company or its subsidiary, or had any relationship otherwise requiring disclosure.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MATTERS

The Corporate Governance and Nominating Committee of the Company’s Board is composed of five directors and operates under a written charter adopted by the Board on October 26, 2004, as amended, a copy of which is not available on the Company’s website but was attached as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders Held April 19, 2005. The Corporate Governance and Nominating Committee’s primary duties and responsibilities are (i) to establishment criteria for Board and Board committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; (ii) to make recommendations to the Board regarding proposals submitted to the Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company; (iii) to make recommendations to the Board regarding corporate governance practices; (iv) to monitor the Board’s and the Company’s compliance with any commitments made to the Company’s regulators or otherwise regarding changes in corporate governance policies; and (v) to lead the Board in its annual review of the Board’s performance. A full listing of the Corporate Governance and Nominating Committee’s responsibilities is included in the Corporate Governance and Nominating Committee’s charter. The Corporate Governance and Nominating Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation.

Corporate Governance and Nominating Committee Report

Among other things, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and to recommend to the Board the individuals for nomination as members of the Board. The Corporate Governance and Nominating Committee and the Board expect to maintain a Board that demonstrates objectivity and the highest degree of integrity on an individual and collective basis. The Corporate Governance and Nominating Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. The Corporate Governance and Nominating Committee seeks the following qualifications and characteristics when evaluating director candidates (i) a reputation for the industry, integrity, honesty, candor, fairness, and discretion; (ii) a high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to Palmetto Bancshares, Inc.’s businesses; (iii) a knowledge, or being willing and able to obtain such knowledge, in the critical aspects of Palmetto Bancshares, Inc.’s businesses and operations; and (iv) experience and skill in serving as a competent overseer of, and trusted advisor to, senior management of a publicly-held corporation. Nominees for the Board recommended by the Corporate Governance and Nominating Committee should contribute to the mix of skills, core competencies, and qualifications of the Board through expertise in one or more of the following areas: banking and other financial services, accounting and finance, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation. The Corporate Governance and Nominating Committee seeks to identify nominees who possess skills, core competencies, and qualifications that are likely to be useful to the Company and that are in addition to those existing with respect to incumbent Directors.

The Corporate Governance and Nominating Committee seeks the input of the other members of the Board in identifying and attracting director candidates who are consistent with the criteria outlined above. In addition, the Corporate Governance and Nominating Committee may use the service of consultants or a search firm, although it has not done so in the past.

It is the policy of the Corporate Governance and Nominating Committee to consider director candidates recommended by shareholders. Shareholders may recommend qualified director candidates to the Corporate Governance and Nominating Committee of the Board by sending written notice to directorcommunications@palmettobank.com or to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Director Communications. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

The Corporate Governance and Nominating Committee of the Board submits this Corporate Governance and Nominating Committee Report.

Michael D. Glenn, Chairman

L. Leon Patterson

Sam B. Phillips, Jr.

Ann B. Smith

Paul W. Stringer

Corporate Governance and Nominating Committee Independence

The Board has determined that Michael D. Glenn, Sam B. Phillips Jr., and Ann B. Smith are independent under New York Stock Exchange listing standards. These members of the Corporate Governance and Nominating Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of these Corporate Governance and Nominating Committee members are current officers or employees of the Company or its affiliates.

L. Leon Patterson and Paul W. Stringer are not independent under New York Stock Exchange listing standards as they serve as executive officers of the Company.

Other Corporate Governance and Nominating Committee Matters

The Board believes that it is important that a direct and open line of communication exist between the Board and its shareholders and other interested parties. As a consequence, the Board has adopted procedures as described below for communications with directors.

Shareholders of Palmetto Bancshares, Inc. may communicate with the chairpersons of the Company’s Corporate Governance and Nominating Committee, Audit Committee, or Compensation Committee or with Palmetto Bancshares, Inc.’s Directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Director Communications. The email or written correspondence should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication (i) does not relate to the business or affairs of Palmetto Bancshares, Inc. or the functioning or constitution of the Board or any of its committees; (ii) relates to routine or insignificant matters that do not warrant the attention of the Board; (iii) is an advertisement or other commercial solicitation or communication; (iv) is frivolous or offensive; or (v) is otherwise not appropriate for delivery to directors.

The individuals who ultimately receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with Palmetto Bancshares, Inc.’s policies and procedures and applicable law and regulations relating to the disclosure of information. Copies of all communications received pursuant to these procedures will be retained for at least one year.

EXECUTIVE OFFICERS

Palmetto Bancshares, Inc.’s Executive Officers are appointed by the Board. The following persons serve as Executive Officers of Palmetto Bancshares, Inc. or its subsidiary.

	Age (1)	Palmetto Bancshares, Inc. Offices Held
L. Leon Patterson	*	*

Paul W. Stringer	*	*

George A. Douglas, Jr.	54	Mr. Douglas has served as President and Chief Retail Officer of The Palmetto Bank since January 2004. Mr. Douglas served as Executive Vice President of The Palmetto Bank from September 1999 to December 2003 and as Senior Vice President of The Palmetto Bank from July 1993 to August 1999.

Ralph M. Burns, III	55

Mr. Burns has served as Treasurer of Palmetto Bancshares, Inc. since April 1998 and served as a Vice President of Palmetto Bancshares, Inc. from April 1990 to April 1998.

Mr. Burns has served as Executive Vice President of The Palmetto Bank since September 1999. From January 1982 until September 1999, he served as Senior Vice President and Cashier of The Palmetto Bank. From January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, Mr. Burns served as Assistant Cashier of The Palmetto Bank.

W. Michael Ellison	53	Mr. Ellison has served as Executive Vice President and Chief Credit Officer of The Palmetto Bank since January 2001. He served as Senior Vice President from March 2000 to December 2000.

Earle T. Harding	48	Mr. Harding was elected Executive Vice Present of The Palmetto Bank in October 2005. From January 1999 until this time, Mr. Harding served as Senior Vice President of the Bank. From January 1989 until December 1998, Mr. Harding served as Vice President of the Bank, and from May 1985 until December 1988, Mr. Harding served as Assistant Vice President of the Bank.

Teresa W. Knight	50	Ms. Knight has served as Executive Vice President of The Palmetto Bank since September 1999. She served as Senior Vice President of The Palmetto Bank from January 1993 to August 1999. From July 1987 to December 1993, she served as Vice President of The Palmetto Bank.

Hubert E. Tuttle, III	37	Mr. Tuttle was elected Executive Vice President of The Palmetto Bank in January 2006. From January 2001 until this time, Mr. Tuttle served as Senior Vice President of the Bank. From August 1997 until December 2000, Mr. Tuttle served as Vice President of the Bank.

Matthew I. Walter	40	Mr. Walter was elected Executive Vice Present of The Palmetto Bank in January 2006. From January 2000 until this time, Mr. Walter served as Senior Vice President of the Bank. From January 1997 until December 1999, Mr. Walter served as Vice President of the Bank, and from January 1994 until December 1996, Mr. Walter served as a Bank Officer. Between August 1990 and December 1993, Mr. Walter held three positions concurrently including Management Trainee, Commercial Loan Officer, and Assistant Investment Officer.

(1)	At December 31, 2005

*	Information included in Proposal 1—Election of Directors—Information on Nominees and Directors as individuals are also directors and director nominees of Palmetto Bancshares, Inc.

MANAGEMENT REMUNERATION

Summary Compensation Table

The following table summarizes information regarding compensation paid by the Company during the years ended December 31, 2005, 2004, and 2003 to Palmetto Bancshares, Inc.’s Named Executive Officers for services rendered in all capacities to Palmetto Bancshares, Inc. or its subsidiary. For purposes of this table, all bonus award amounts included for a particular year were actually paid in the first quarter of the following year.

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards	Payouts
					Securities Underlying Options (#)	All Other Compensation ($)
L. Leon Patterson *	2005	358,280	154,060	(1)	—	143,163	(2)
Chairman and CEO, Palmetto Bancshares, Inc.	2004	338,000	138,580	(1)	—	131,481
	2003	320,320	150,550	(1)	—	130,981

Paul W. Stringer *	2005	324,360	139,475	(1)	—	100,869	(2)
President and Chief Operating Officer, Palmetto	2004	306,000	125,460	(1)	—	79,377
Bancshares, Inc.	2003	290,000	136,300	(1)	—	78,223
Chairman and CEO, The Palmetto Bank

George A. Douglas, Jr. **	2005	181,125	77,884	(1)	—	16,588	(2)
President and Chief Retail Officer,	2004	175,000	71,750	(1)	24,000	5,409
The Palmetto Bank	2003	151,000	70,970	(1)	—	5,113

Ralph M. Burns, III **	2005	135,000	58,050	(1)	—	7,783	(2)
Executive Vice President	2004	126,500	51,865	(1)	—	4,441
The Palmetto Bank	2003	122,000	57,340	(1)	—	4,308

Teresa W. Knight **	2005	135,000	58,050	(1)	—	8,556	(2)
Executive Vice President	2004	126,500	51,865	(1)	—	4,203
The Palmetto Bank	2003	122,000	57,340	(1)	24,000	4,070

*	For a complete discussion of these Named Executive Officer’s background refer to the information on nominees and directors included in Proposal 1—Election of Directors, as individuals are also directors or director nominees of Palmetto Bancshares, Inc. and its subsidiary.

**	For a complete discussion of these Named Executive Officer’s background refer to the information included in Executive Officers, as individuals are also executive officers of Palmetto Bancshares, Inc. and its subsidiary.

(1)	Certain amounts may have been expended by the Company that may have had value as a personal benefit to the Named Executive Officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of annual salary and bonus of such Named Executive Officer. For L. Leon Patterson and Paul W. Stringer, this category also included fees earned related to their service as directors of the Company.

(2)	All other long-term compensation for all Named Executive Officers includes premiums paid by the Company on behalf of these individuals with respect to insurance not generally available to all employees and contributions to the individuals 401(k) plan on behalf of these individuals as matching contributions, all of which are vested.

Stock Option Grants

The Company maintains a stock option plan that provides discretionary awards of options to purchase Common Stock to officers and employees as determined by the Board. The table set forth below summarizes certain information regarding stock options, which are included in the Summary Compensation Table for the applicable Named Executive Officers. No stock options were granted to the Company’s Named Executive Officers during fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The table set forth below summarizes information with respect to options to purchase shares of Palmetto Bancshares, Inc.’s Common Stock held by the Named Executive Officers and the number of shares covered by both exercisable and unexercisable stock options at December 31, 2005. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options outstanding at December 31, 2005 and the fair market value of the Palmetto Bancshares, Inc. Common Stock at that time. This table excludes any stock option grants awarded subsequent to December 31, 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable / Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable / Unexercisable (1) ($)
L. Leon Patterson	6,850	122,273	13,700 / -0-	244,545 / -0-
Paul W. Stringer	5,000	89,250	10,000 / -0-	178,500 / -0-
George A. Douglas, Jr.	—	—	9,600 / 14,400	31,680 / 47,520
Ralph M. Burns III	4,300	76,755	8,600 / -0-	153,510 / -0-
Teresa W. Knight	—	—	14,400 / 9,600	95,040 / 63,360

(1)	The indicated value is based on exercise prices ranging from $8.75 to $23.30 per share and a per share value of $26.60, which is based on the Company’s third party fair market valuation performed annually in order to determine the fair market value of a minority block of the Company’s $5 par value common stock for use in conjunction with stock options.

Pension Plan Table

The Company has a defined benefit plan (the “Plan”) for which benefits are determined primarily by average final compensation and years of service. The table set forth below summarizes the estimated annual benefits payable upon normal retirement in fiscal year 2005 in specified compensation and years of service classifications listed. The table assumes integration at the current wage base of $90,000.

	Years of Service
Average Final Compensation	10	20	25	30	35
$100,000	14,827	29,654	37,067	44,481	51,894
125,000	19,327	38,654	48,317	57,981	67,644
150,000	23,827	47,654	59,567	71,481	83,394
175,000	28,327	56,654	70,817	84,981	99,144
200,000 +	32,827	65,654	82,067	98,481	114,894

The Plan covers annual salary and any bonuses. There is no variation between the compensation covered by the Plan and the amounts listed in the Summary Compensation Table within the Salary and Bonus categories. Benefits of the Plan are straight-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts.

The table set forth below summarizes final average compensation credited for purposes of the Plan and number of years of service for the Company’s Named Executive Officers calculated with respect to the year ended December 31, 2005.

	Average Final Compensation ($)	Years of Service
L. Leon Patterson	461,078	38
Paul W. Stringer	415,319	36
George A. Douglas, Jr.	226,602	12
Ralph M. Burns III	174,996	30
Teresa W. Knight	174,996	24

Performance Graph

The following graph summarizes a five-year comparison of cumulative returns for the Company, the Standard and Poor (the “S&P”) 500 Index, and the NASDAQ OTC Bank Index. The graph assumes $100 invested on December 31, 2000 in the Company’s common stock and in each of the indices indicated

The cumulative total return for the Company, the S&P 500 Index, and the NASDAQ OTC Bank Index follows:

	12/00	12/01	12/02	12/03	12/04	12/05
Palmetto Bancshares, Inc.	100.00	111.11	144.44	151.94	160.32	174.48
S & P 500	100.00	86.96	63.59	89.97	98.97	101.97
NASDAQ OTC Bank	100.00	110.08	114.59	144.53	155.52	151.18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 Act requires certain officers of the Company, its directors, and persons who beneficially own more than ten percent of any registered class of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange

Commission. Such officers of the Company, directors, and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all 16(a) forms they file or that are filed on their behalf.

Based solely on a review of the reports filed and written representations provided to the Company by the above-referenced persons, the Company believes that during the fiscal year ended December 31, 2005, all filing requirements applicable to its reporting officers, directors, and greater than ten percent beneficial owners were timely complied with except for filings with respect to three transactions filed on one report on behalf of W. Fred Davis, Jr., two transactions filed on one report on behalf of John D Hopkins Jr., and one report filed with respect to one late transaction filed on behalf of L. Leon Patterson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Transactions with Management and Others

Applicable laws and regulations require that all loans or extensions of credit by The Palmetto Bank to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Palmetto Bank has adopted policies that comply with these provisions.

FINANCIAL INFORMATION

Copies of the Annual Report to Shareholders and the Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2005, are being mailed to each shareholder of record as of the close of business on the Voting Record Date together with these Proxy Materials. The Annual Report to Shareholders and the Annual Report on Form 10-K are not a part of the Company’s Proxy Materials. The Company will provide without charge to any shareholder of record as of March 6, 2006, who so requests in writing, an additional copy of the Annual Report to Shareholders and / or the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and financial schedules, for the year ended December 31, 2005 filed with the Securities and Exchange Commission. Any such request should be directed to Palmetto Bancshares, Inc., Post Office Box 49, Laurens, South Carolina 29360, Attention: Corporate Secretary.

MISCELLANEOUS MATTERS RELATING TO THE ANNUAL MEETING OF SHAREHOLDERS

Shareholder Proposals

A shareholder who wishes to present a proposal for inclusion in the Proxy Materials relating to the Company’s Annual Meeting of Shareholders to be held in 2007 should ensure that such proposal is received by the Company’s Secretary at its principal executive offices, 301 Hillcrest Drive, Laurens, South Carolina 29360, no later than November 16, 2006. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the Proxy Statement must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

The Company requires timely advance written notice of shareholder nominations of Director candidates and of any other proposals to be presented at an Annual Meeting of Shareholders. In the case of Director nominations by shareholders, the Company requires that a shareholder’s notice be delivered to the principal executive offices of Palmetto Bancshares, Inc. during the period of time from the 30th day to the 60th day prior to the Annual Meeting of Shareholders at which Directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the Board. In the case of other proposals by shareholders at an Annual Meeting of Shareholders, the Company requires that advance written notice be delivered to Palmetto Bancshares Inc.’s Secretary (at the address indicated above). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of Palmetto Bancshares, Inc. between the 60th and 90th days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. However, in the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such Annual Meeting of Shareholders or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, Directors, officers and other employees of the Company may solicit proxies personally or by facsimile or telephone without additional compensation. Banks, brokers, and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and Palmetto Bancshares, Inc. will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares.

Householding of Annual Meeting of Shareholders’ Materials

The Securities and Exchange Commission’s rule regarding the delivery of annual reports and proxy statements permits registrants to send a single set of these reports to any household at which two or more shareholders reside if the shareholders have the same last name or the registrant believes they are members of the same family and the registrant sends prior notice to the shareholders that it will deliver a single set of reports to them. Each shareholder will continue to receive a separate Proxy Card. The procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the Company.

If your household has received only one copy of these Proxy Materials, and you would prefer to receive separate copies of these documents, either now or in the future, please contact the Company via telephone at 800.725.2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Investor Communications and your address will be removed from the householding listing. If you are now receiving multiple copies of the Company’s Proxy Materials, and you would like to have only one copy of these documents delivered to your household in the future, please contact the Company in the same manner.

Other Matters

The Board is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

Laurens, South Carolina

March 16, 2006

PROXY

PALMETTO BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

APRIL 18, 2006

The undersigned shareholder of Palmetto Bancshares, Inc., hereby revoking all previous proxies, hereby appoints L. Leon Patterson and Teresa M. Crabtree and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Palmetto Bancshares, Inc. standing in the name of the undersigned upon all matters at the Company’s Annual Meeting of Shareholders to be held at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina on Tuesday, April 18, 2006 at 3:00 p.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said above referenced attorneys or either of them to cast the undersigned’s vote as specified on this proxy card.

1.	ELECTION OF DIRECTORS FOR THE TERMS SPECIFIED BELOW:

☐ FOR ALL NOMINEES set forth below:	☐ WITHHOLD AUTHORITY to vote for all nominees below:

INSTRUCTION: To withhold authority to vote for any individual Nominee, strike a line through the Nominee’s name in the list below:

Terms to expire in 2009

L. Leon Patterson                                   Sam B. Phillips, Jr.                                   J. David Wasson, Jr.

2.	AT THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALMETTO BANCSHARES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL NOTED ABOVE.

Please sign this Proxy Card as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian, or agent, please indicate the capacity in which you are acting. If a corporation holds stock, please sign in full corporate name by authorized officer and give title of office.

Dated this          day of                     , 2006

Print Name (and title if appropriate)	Print Name (and title if appropriate)

Signature	Signature

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.